                                                                    Exhibit 23.4

                     [DELOITTE TOUCHE TOHMATSU LETTERHEAD]


                         INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in this Amendment No. 2 to the Registration Statement on Form F-3 of Unibanco -- Uniao de Bancos Brasileiros S.A. ("Unibanco") of our report dated June 23, 2003 appearing in the Annual Report of Unibanco on Form 20-F for the fiscal year ended December 31, 2002, as amended, and of our report dated August 11, 2003 appearing on Unibanco's Form 6-K filed on August 20, 2003, and to the reference to us under the headings "Summary Consolidated Financial Information" and "Experts" in the Prospectus, which is part of such Registration Statement.

/s/ DELOITTE TOUCHE TOHMATSU
-----------------------------
Deloitte Touche Tohmatsu
Auditors Indpendentes

Sao Paulo, Brazil
September 18, 2003

                                                                    Exhibit 23.4


                    [DELOITTE TOUCHE TOHMATSU LETTER HEAD]


                         INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in this Amendment No. 2 to the Registration Statement on Form F-3 of Unibanco Holdings S.A. ("Unibanco Holdings") of our report dated June 23, 2003 appearing in the Annual Report of Unibanco Holdings on Form 20-F for the fiscal year ended December 31, 2002, as amended, and of our report dated on August 11, 2003 appearing on Unibanco Holdings' Form 6-K filed on August 20, 2003, and to the reference to us under the heading "Summary Consolidated Financial Statement Information" and "Experts" in the Prospectus, which is part of such Registration Statement.


/s/ DELOITTE TOUCHE TOHMATSU
----------------------------
Deloitte Touche Tohmatsu
Auditores Independentes


Sao Paulo, Brazil
September 18,2003